AMERICAN PROPERTY MANAGEMENT CORP. 2154 N.E. Broadway Portland, Oregon 97232 Mailing Address: P.O. Box 12127, Portland, Oregon 97212 Phone 503-281-7779, Fax 503-460-2616

SECOND AMENDMENT TO LEASE

LEASE EXTENSION I PREMISES EXPANSION

Date: June 23, 2011

AMERICAN PROPERTY MANAGEMENT Account #C-5-106-05 and 4C-5-116-14

It is mutually agreed that the Lease Agreement dated March 23, 2010, and First Amendment to Lease dated April 1, 2011 (collectively the "LEASE") between AMERICAN PROPERTY MANAGEMENT CORP. as agent for and on behalf of WESTON INVESTMENT CO. LLC, ("LESSOR"), and Nyxio Electronics, LLC, an Oregon limited liability company ("LESSEE"), for #2156 NE Broadway consisting of approximately 1,251 square feet; plus Suite 100 consisting of approximately 905 square feet, for a total of approximately 2,156 square feet ("Premises") in the Weston Plaza Office Building located at 2154 NE Broadway in Portland, Oregon ("Building") is hereby modified as follows:

If any provisions contained in this Second Amendment to Lease are inconsistent with any other provisions of the LEASE, the provisions contained in this Second Amendment to Lease shall control.

Article I   LESSOR NAME

Page One of the LEASE shall be changed as follows:

LESSOR'S name shall read: WESTON INVESTMENT CO. LLC; dba, AMERICAN PROPERTY MANAGEMENT

Article 2   ACCOUNT NUMBER

Page one of the LEASE shall he changed as follows:

LEESSEE'S account number shall include #C-5- [07-1 1.

Article 3   PREMISES

Page One of the LEASE shall he amended with the addition of following:

Commencing fourteen (14) days after execution of this Second Amendment to Lease, the Premises shall include Suite #2164 consisting of approximately 975 square feet ("Expansion Space") for a total of 3,131 square feet.

Article 4   EXTENSION TERM

The Lease term shall be extended for a period of two (2) years commencing July 1, 2011 and terminating June 30, 2013 ("Extension Term").

Article 5   EXPANSION SPACE/EXISTING SPACE

BASE RENTAL

Commencing fourteen (14) days after execution of this Second Amendment to Lease, the base rental for the Expansion Space shall be $1,300.00 per month. Commencing July 1, 2011 the base rental for the Existing Space shall be $2,874.67 for a total of $4,174.67 per month.

Article 6   STANDARD OF MEASUREMENT

Section #1.1, "Standard of Measurement", of the LEASE shall be amended with the addition of Suite #2164:

A.)             Useable Square Footage

Is that area from the center of the tenant demising wall to the center of the opposite tenant demising wall which is established by the American National Standard Method of Measurement of Office Floor Space (ANSI Z65.1-1981) arid the Building Owners and Manager Association (BOMA).

B.)             Load Factor

Is a percentage of all the Building common areas such as Building lobby, elevator lobbies, common hallways, common restrooms, common utility service closets, common conference room, common canteen/kitchen lounge areas and designated smoking areas. Not calculated is vertical floor penetrations such as stairways, elevator shafts or mechanical shafts.

C.)             Rentable Square Footage

Is the calculated useable square footage plus a percentage of the common area of the building. The total of the two equal rentable square footage.

Formula:
Expansion Space. Suite #2164

975 useable square feet + 0% Load Factor = 975 square feet

Note: The actual common area square footage exceeds the 10% Load Factor of the Lease.

These square footages are approximations only and may vary from the actual square footage. Prior to occupancy LESSEE may inspect and measure the Expansion Space to confirm the square footage. As of occupancy LESSEE shall be deemed to have accepted the Expansion Space, and will be deemed to have waived any objection to the square footage approximations set forth herein.

Article 7   SECURITY DEPOSIT

Section #4.1, "Security Deposit", shall be amended with the addition of the following:

The LESSEE shall submit with this signed Second Amendment to Lease the Base Rent for the first month of the Extension Term and an additional "Security Deposit" of $1,210.17 which shall be held by LESSOR together with the "Security Deposit" currently deposited with the LESSOR under the original Lease ($2,964.50). The Security Deposit" equal to one months base rent of ($4,174.67) shall be held by the LESSOR in accordance with the provisions of the original LEASE.

Article 8   PARKING

Section #30.1, "Parking" shall he amended with the addition of the following:

LESSEE'S parking shall increase by one (1) parking space for a total of four (4) parking spaces.

Article 9   BASE RENT SCHEDULE

Section #37.1, "Base Rent Schedule", shall be replaced with the following:

The LESSEE agrees to pay Base Rent based upon the following Rent Schedule:

Base Rental Period	Suite #2156/#100	Suite #2164	Total Monthly Base Rent
July 1, 2011 through June 30, 2012	$2,874.67	$1,300.00*	$4,174.67
July 1, 2012 through June 30, 2013	$2,960.91	$1,339.00	$4,299.91

*Expansion Space Base Rent will commence fourteen (14) days after execution of this Second Amendment to Lease. LESSOR will prorate the rent accordingly.

An amount shall he paid to bring the Security Deposit up to newly adjusted monthly Base Rental.

Article 10   UTILITY ADJUSTMENT

Section 37.3 of the LEASE. "Utility Adjustment," shall be added to the Lease as follows:

LESSEE shall pay as Additional Rent, one (1) time per year. LESSEE'S proportionate share of any increase in basic utility costs for the Building.

The base period shall he April, 2010 through March, 2011, during which time the actual utility costs were $TBD. The comparison period shall be defined as the twelve calendar month period directly following the base period and every consecutive twelve calendar month period thereafter. The actual utility costs shall be defined as all Building meter accounts paid by the LESSOR. For the purposes of the utility adjustment, the Utility Building size shall be the actual useable square feet less any space separately metered or submetered or i3,283 square feet and the LESSEE'S pro-rata share is 23.57% which is based on the actual Premises useable square feet divided by the Utility Building size. Since the useable square feet of the Building can change, the above Utility Building size and LESSEE'S pro-rata share is subject to change.

The one (1) time per year utility payment, if any, shall be paid by the LESSEE every July 1, starting July 1, 2012, and shall be calculated as follows:

First, before any comparison of utility costs is made, the base period actual utility costs shall be increased by the CPI percentage change using the base period CPI compared to the comparison period CPI to create an "adjusted" base amount. Next, the "adjusted" base amount shall be subtracted from the comparison period actual utility costs. Last, the difference shall be multiplied by the LESSEE'S pro-rata share. This amount will be due and payable as a one (1) time per year Additional Rent charge paid by the LESSEE every July 1, starting July 1, 2012. (An example need not be included if there is one in a previous agreement) An example is as follows:

Example
1.) Actual Building Size20.000 useable sq. ft.
2.) Building Tenants who pay their utilities direct on separate meters or separately read submeters 2,500 useable sq. ft.

3.) Adjusted Building Size 17,500 useable sq. ft.
4.) LESSEE'S Premises = 1,000 useable sq. ft.
5.) LESSEE'S pro-rata share = 5.7%
6.) Actual Utility Costs during Base Period for Building  517,500.00 (Sl.00/rsf/yr)
7.) Base Period CPI 183.5 (May 2003)
8.) Comparison Period CPI 194.4 (May 2005)
7.)	CPI Percentage Increase x5.9%
8.) "Adjusted- Base Amount $18,532.50
9.) Actual Utility Costs during Comparison Period for Building $19,600.00 (12% increase)
10.) Difference between Comparison Period Actual Utility Costs and "Adjusted" Base Amount $ 1,067.50
11.)	Tenant's annual Pro-rata Share 5.7% or $60.85, which is a one (1) time per year payment made by the LESSEE.

Article 11   INTERIOR DESIGN AND MODIFICATION

Section 41.1, "Interior Design and Modification" shall be amended with the addition of the following: Existing Space, Suite #2154/#100 shall remain "as-is".

Expansion Space. Suite #2164 shall he improved based on the attached Exhibit "B-4" Space Plan, incorporated herein by reference.

Article 12   LESSOR AGREED TENANT IMPROVEMENTS

Section #42.1, "Lessor Agreed Tenant Improvements" shall be amended with the addition of the following: Existing Space, Suite #2154/#100 shall remain "as is".

Expansion Space, Suite #2164, shall be improved based on the attached Exhibit "C-2" Interior Space Work Agreement for Suite #2164, incorporated herein by reference.

The LESSEE'S contact person for scheduling tenant improvements is Phillis Stevens, phone (503) 719-4132. If LESSOR arrives to perfonii tenant improvements on a mutually agreed date and LESSEE is either not ready (ie: furniture and equipment is not three (3) feet away from walls, etc.) or LESSEE wishes to reschedule and denies LESSOR access, the LESSOR shall have the option to reschedule at least thirty (30) days out and charge LESSEE a $150.00 rescheduling fee.

If any provisions contained in this Exhibit "C-2" Interior Space Work Agreement are inconsistent with any other provisions contained in this LEASE (ie: Exhibit "B- I," "B-2," "B-3," and "B-4," Space Plan), the provisions contained in this Exhibit "C-2" Interior Space Work Agreement shall control.

Article 13   FLOOR PLAN

See attached Exhibit "E-2" Floor Plan, incorporated herein by reference.

Article 14  EARLY TERMINATION

Section 048.1, "Early Termination" shall be added to the LEASE as follows:

LESSEE shall have the right to terminate this LEASE effective on or after June 30, 2012 ("Early Termination Right") through June 30, 2013 under the following terms and conditions:

LESSEE shall provide no less than ninety (90) days prior written notice ("Early Termination Notice"), accompanied by a early termination penalty equal to $1,950.00, which shall be delivered in accordance with Section 22.1 of the LEASE, "Notices." Termination must occur at the end of any calendar month.

In the event Notice is not given as set forth above, this Early Termination Right will become null and void and have no further cause or effect.

LESSEE shall have no right to exercise the Early Termination Right if LESSEE is in Default under Section 17.1 of the LEASE, "Default."

LESSEE shall have no right to exercise the Early Termination Right during period commencing with the giving of any notice of Default as described in Section 17.1 and continuing until noticed Default is cured.

The Early Termination Right herein granted to LESSEE is not assignable, either as part of an Assignment of this LEASE or separately or apart therefrom, and may not be separated from this LEASE in any manner, by reservation or otherwise.

Article 15  SPECIAL. PROVISION

Section #49.1, "Special Provision" shall he added to the LEASE as follows:

This expansion is contingent upon LESSOR ten-Mutating the Lease for Suite 2164 with Network Communication.

Article 16   COMPLETE AGREEMENT

The signing of this Second Amendment to Lease by the parties hereto constitutes a Lease between them incorporating all of the terms and conditions contained in the original LEASE heretofore made between LESSEE and LESSOR, or LESSOR'S predecessor in interest, except as modified by the terms of this Second Amendment to Lease. if any provisions contained in this Second Amendment to Lease are inconsistent with any other provisions of the original LEASE, the provisions in this Second Amendment to Lease shall control. This Second Amendment to Lease is to be attached to the original LEASE, which is to be deemed a part of it. This Second Amendment to Lease shall not be binding at the sole option of the LESSOR if, as of the commencement date of the Extension Term herein, the LESSEE is in default under any of the provisions of the original LEASE above described.

Article 17  EXPIRATION OF OFFER

This offer to amend the LEASE shall expire at the sole option of the LESSOR if this Second Lease Amendment is not signed by the LESSEE and delivered to the LESSOR with no changes and accompanied by appropriate prepaid monies by June 30, 2011.

IN WITNESS WHEREOF, the respective parties have executed this instrument in duplicate on this, the day, the month, and the year hereinbelow written, any corporation signature being by authority of its Board of Directors.

LESSOR:	LESSEE:
WESTON INVESTMENT CO. LLC;	Nyxio Electronics, LLC,
dba, AMERICAN PROPERTY MANAGEMENT	an Oregon limited liability company

Douglas D. Lindholm	Giorgio Johnson
Senior Vice President of Commercial Property	CEO